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                            United States
                  Securities and Exchange Commission
                        Washington, D.C. 20549


                   ________________________________


                              FORM 8-K/A


                            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): March 23, 2001


                            CytoGenix, Inc.
        (Exact name of registrant as specified in its charter)


                                 Nevada
            (State or other jurisdiction of incorporation)


                0-26807                           76-0484097
        (Commission File Number)       (IRS Employer Identification No.)


  9881 South Wilcrest, Houston, Texas               77099
(Address of principal executive offices)          (Zip Code)


                            (281) 988-6118
          Registrant's telephone number, including area code


     (Former name or former address, if changed since last report)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        On March 23, 2001, CytoGenix, Inc. (the "Company") engaged Mann Frankfort Stein & Lipp of Houston, Texas ("Mann Frankfort") as its principal independent accountants to audit the Company's financial statements. On the same date, the Company advised Harrie Marie Pollok Operhall, A Professional Corporation, of Houston, Texas ("HMPO") that it would no longer serve as the Company's independent accountant. The Company's Board of Directors approved the engagement of Mann Frankfort and the termination of HMPO on March 23, 2001.

        Except for an explanatory paragraph with respect to substantial doubt about the Company's ability to continue as a going concern in the Company's financial statements as of and for the years ended December 31, 1999 and 1998 and from inception on February 10, 1995 through December 31, 1999, and in the unaudited financial statements for the quarters ended March 31, June 30 and September 30, 2000, HMPO's reports on those financial statements of the Company have not contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's most recent two fiscal years and during subsequent interim periods prior to the dismissal of HMPO, there have been no disagreements between the Company and HMPO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to HMPO's satisfaction, would have caused HMPO to make reference to the subject matter of such disagreements in connection with its report.

        In connection with the filing of this Form 8-K, HMPO was provided with a copy of this disclosure and was requested by the Company to furnish to the Company a letter addressed to the Commission stating whether HMPO agrees with the above statements. A copy of HMPO's letter to the Commission will be filed with the Commission within two business days after its receipt by the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Exhibits.

        Exhibit Number          Description

        16                      Letter re Change in Certifying Accountant

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2001            CytoGenix, Inc.

                                By /s/ Lawrence Wunderlich
                                   -----------------------------------------
                                Lawrence Wunderlich, Chief Financial Officer